Exhibit 99.1

FOR IMMEDIATE RELEASE

Jamie Fulmer (864) 342-5633

jfulmer@advanceamerica.net

Advance America Reports Third Quarter 2011 Earnings per Share of $0.24

SPARTANBURG, S.C., October 26, 2011 — Advance America, Cash Advance Centers, Inc. (NYSE: AEA) today reported the results of its operations for the nine months and quarter ended September 30, 2011.

Highlights:

•                  Diluted earnings per share for the nine months and quarter were $0.67 and $0.24, respectively, compared to diluted earnings per share of $0.32 and $0.02 for the same periods in the prior year.

•                  Net income for the nine months and quarter of $41.1 million and $14.6 million.

•                  Center gross profit for the nine months and quarter of $123.4 million and $43.0 million, respectively, increased 12.1% and 18.7% over the same periods in the prior year.

•                  Cash flow from operations for the nine months ended September 30, 2011, increased 41.4% over the same period in the prior year to $115.9 million.

•                  EBITDA from operations for the trailing twelve months was $119.8 million, an increase of 32.5% over the comparable prior-year period.

Operating Results of Nine Months and Quarter ended September 30, 2011:

Commenting on the results for the third quarter of 2011, Advance America’s President and Chief Executive Officer, Patrick O’Shaughnessy said, “We are pleased to report to our third consecutive quarter of center gross profit and earnings growth. Customer service is the core of Advance America’s business, and our strong results this quarter reflect our steadfast efforts to satisfy the varied needs of American consumers. In particular, our recent purchase of CompuCredit’s retail storefront lending business, Advance America’s first major acquisition in ten years, will help strengthen our Company’s solid foundation and bolster our commitment to providing simple, reliable, transparent and affordable financial services. As always, we will continue to focus on new opportunities to generate value for our shareholders, and believe that we are well-positioned for the future.”

Revenues

For the nine months and quarter ended September 30, 2011, total revenues increased to $443.6 million and $158.9 million, respectively, compared to $440.0 million and $154.2 million for the same periods in 2010.

These comparisons include the results of operations in Colorado, Illinois, Virginia, Washington and Wisconsin where regulatory changes have reduced the Company’s revenue and profitability in 2011. Revenues in these five states were $11.0 million for the quarter ended September 30, 2011, compared to $17.3 million for the same period in 2010. Excluding revenues in those states, total revenues for the quarter ended September 30, 2011, increased by 8.0%, compared to the same period in 2010.

For the quarter ended September 30, 2011, total revenues for the Company’s centers opened prior to July 1, 2010 and still open as of September 30, 2011 increased 4.9% compared to the same period in 2010.

Excluding centers in Colorado, Illinois, Virginia, Washington and Wisconsin, total revenues from the Company’s centers opened prior to July 1, 2010 and still open as of September 30, 2011 increased 8.8% for the quarter ended September 30, 2011, compared to the same period in 2010.

Provision for Doubtful Accounts

The provision for doubtful accounts as a percentage of total revenues for the nine months ended September 30, 2011 was 16.7%, compared to 16.2% for the same period in 2010.

The provision for doubtful accounts as a percentage of total revenues for the quarter ended September 30, 2011 was 20.9%, compared to 21.6% for the same period in 2010.

The Company did not sell any previously written-off receivables during the nine months ended September 30, 2011. The Company sold $0.7 million of previously written-off receivables during the nine months ended September 30, 2010.

For the quarters ended September 30, 2011 and September 30, 2010, the Company did not sell any previously written-off receivables.

Expenses and Center Gross Profit

Total marketing expense for the nine months ended September 30, 2011 was $15.5 million or 3.5% of revenues, compared to $15.7 million or 3.6% of revenues for the same period of 2010. For the quarter ended September 30, 2011, the Company’s advertising expense was $6.3 million, or 4.0% of total revenues, compared to $5.5 million, or 3.6% of total revenues, for the same period in 2010.

Total center expenses for the nine months and quarter ended September 30, 2011 were $320.2 million and $115.9 million, respectively, compared to $329.9 million and $118.0 million for the same periods in 2010.

Center gross profit increased 12.1% to $123.4 million for the first nine months of 2011 from $110.1 million in the same period in 2010. For the quarter ended September 30, 2011, center gross profit was $43.0 million; an increase of 18.7% compared to $36.2 million for the quarter ended September 30, 2010.

General and administrative expenses were $44.3 million for the nine months ended September 30, 2011, as compared to $47.6 million for the same period in 2010. General and administrative expenses for the quarter ended September 30, 2011 were $14.7 million, compared to $14.4 million for the same period in 2010.

Income before Income Taxes

Income before income taxes for the first nine months of 2011 was $74.0 million, compared to $37.5 million for the same period in 2010. Income before income taxes for the quarter ended September 30, 2011 increased to $26.5 million, compared to $3.9 million for the same period in 2010. The Company previously disclosed legal settlement expenses of $18.6 million during nine months ended September 30, 2010, including $16.2 million during the quarter ended September 30, 2010.

Excluding legal settlements from the nine months and quarter ended September 30, 2010, income before income taxes was $56.1 and $20.1 million respectively.

Income Tax Rate

The effective income tax rate as a percentage of income before income taxes was 44.4% and 46.7% for the nine months ended September 30, 2011 and 2010, respectively.

The effective income tax rate as a percentage of income before income taxes was 45% and 64.3% for the three months ended September 30, 2011 and 2010, respectively.

Net Income and Earnings per Share

Net income for the first nine months of 2011 increased to $41.1 million compared to $20.0 million for the same period in 2010. Net income for the quarter ended September 30, 2011 increased to $14.6 million, compared to $1.4 million for the same period in 2010.

Diluted earnings per share were $0.67 for the nine months ended September 30, 2011, compared to diluted earnings per share of $0.32 for the same period in 2010. For the quarter ended September 30, 2011, diluted earnings per share were $0.24, compared to diluted earnings per share of $0.02 for the same period in 2010.

Cash Flow from Operations

Cash flow from operations for the nine months ended September 30, 2011, increased 41.4% to $115.9 million, compared to $82.0 million for the same period in 2010.

As of September 30, 2011 the Company had $79.1 million outstanding under its revolving credit facility and $36.0 million in cash and cash equivalents, compared to $111.9 million outstanding under of revolving credit facility and $26.9 million in cash and cash equivalents on December 31, 2010.

EBITDA

EBITDA from operations for the trailing twelve months increased 32.5% over the comparable prior-year period, totaling $119.8 million. EBITDA as a % of revenue was 19.8% for the trailing twelve months ended September 30, 2011, compared to 14.7% for the same period in the prior year. EBITDA is defined in the detailed reconciliation of this non-GAAP financial measure provided elsewhere in this release.

Center Closings, Openings, and Acquisition

During the quarter ended September 30, 2011, the Company closed or consolidated 51 centers in nine different states, including 30 in Washington where the Company’s operating results have been negatively impacted by a law that went into effect in January of 2010.  The Company had approximately $0.9 million of center closing costs during the quarter ended September 30, 2011, compared to $2.4 million during the same period in 2010. Closing costs include severance, center tear-down costs, lease termination costs, and the write-down of fixed assets.  The Company opened a total of 7 centers during the quarter ended September 30, 2011.

As previously announced  on October 10, 2011, the Company completed its purchase of substantially all of the assets of CompuCredit’s retail storefront consumer finance business consisting of approximately 300 centers located in Alabama, Colorado, Kentucky, Ohio, Oklahoma, Mississippi, South Carolina, Tennessee, and Wisconsin.

As of October 26, 2011, the Company has an operating network of 2,596 centers and 52 limited licensees in 29 states, the United Kingdom, and Canada.

Quarterly Dividend

Today, the Company’s Board of Directors declared a regular quarterly dividend of $0.0625 per share. The dividend, the Company’s 28th consecutive quarterly dividend, will be payable on December 2, 2011 to stockholders of record as of November 22, 2011.

Since its initial public offering in December 2004, the Company has returned approximately $400.3 million in cash to its stockholders through the repurchase of shares and the payment of quarterly dividends.

Conference Call

The Company will discuss its financial performance on a conference call Thursday, October 27, 2011 at 8:00 a.m. (ET).

To listen to this call, please dial the conference telephone number (877) 303-6168. This call will also be available via a live webcast accessed at Advance America’s website www.advanceamerica.net.  An audio replay of the call will be available online or by telephone at (855) 859-2056 (replay pass code: 16518214) until November 11, 2011.

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The Company discloses in this press release its earnings before interest expense, income based taxes, depreciation and amortization (“EBITDA”). EBITDA, which is a “non-GAAP financial measure” as defined under the rules of the SEC, is intended as a supplemental measure of the Company’s performance that is not required by, or presented in accordance with; U.S. generally accepted accounting principles (“GAAP”). The Company presents EBITDA because it believes that, when viewed with the Company’s GAAP results and the accompanying reconciliation, EBITDA provides useful information about its operating performance. Additionally, the Company believes that EBITDA is commonly used by investors to assess a company’s leverage capacity, liquidity and financial performance.  However, EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP or as an alternative to cash flows from operating activities or any other liquidity measure derived in accordance with GAAP. The Company’s presentation of EBITDA should not be construed to imply that its future results will be unaffected by unusual or nonrecurring items.

The following table provides a reconciliation of net income to EBITDA (in thousands):

	Trailing Twelve Months Ended September 30,
	2011	2010

Net income	$56,878	$39,850
Adjustments:
Income tax expense	45,342	30,094
Depreciation and amortization	13,190	15,670
Interest expense, net	4,427	4,811
Earnings before interest, taxes, depreciation and amortization	$119,837	$90,425

EBITDA margin calculated as follows:
Total revenues	$603,891	$613,222
Earnings from operations before interest, taxes, depreciation and amortization	119,837	90,425
EBITDA as a percent of revenue	19.8%	14.7%

About Advance America, Cash Advance Centers, Inc.

Founded in 1997, Advance America, Cash Advance Centers, Inc. (NYSE: AEA) is the country’s leading provider of non-bank cash advance services, with approximately 2,600 centers and 52 limited licensees in 29 states, the United Kingdom, and Canada. The Company offers convenient, less-costly credit options to consumers whose needs are not met by traditional financial institutions. The Company is a founding member of the Community Financial Services Association of America (CFSA), whose mission is to promote laws that provide substantive consumer protections and to encourage responsible industry practices. Please visit www.advanceamerica.net for more information.

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Forward-Looking Statements and Information:

Certain statements contained in this release may constitute “forward-looking statements” within the meaning of federal securities laws.  All statements in this release other than those relating to our historical information or current condition are forward-looking statements.  For example, any statements regarding our future financial performance (including, but not limited to, the Company’s ability to execute its long-

term strategy and to manage operational efficiencies across its national footprint), our business strategy, legislative and regulatory developments in our industry, our ability to  integrate acquired assets in a manner that will be accretive to our earnings, strengthen the consumer demand for and access to our short-term credit products, and provide immediate long-term added value to our shareholders,  are forward-looking statements.  Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations and the related statements are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  Therefore, actual results could differ materially from our expectations as of today and any future results, performance, or achievements expressed directly or impliedly by the forward-looking statements.  For a more detailed discussion of some of the factors that may cause our actual results to differ from our current expectations, please refer to the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, copies of which are available from the Securities and Exchange Commission, upon request from us, or by going to our website: www.advanceamerica.net

Interim Unaudited Consolidated Statements of Income

Three and Nine Months Ended September 30, 2010 and 2011

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011

Total Revenues	$154,228	$158,885	$439,983	$443,641

Center Expenses:
Salaries and related payroll costs	43,451	43,648	135,155	133,887
Provision for doubtful accounts	33,308	33,162	71,100	74,211
Occupancy costs	21,740	20,153	67,204	60,918
Center depreciation expense	2,340	2,036	7,596	6,194
Advertising expense	5,530	6,321	15,732	15,468
Other center expenses	11,654	10,582	33,102	29,558
Total center expenses	118,023	115,902	329,889	320,236
Center gross profit	36,205	42,983	110,094	123,405

Corporate and Other Expenses (Income):
General and administrative expenses	14,358	14,735	47,622	44,341
Legal settlements	16,196	—	18,584	—
Corporate depreciation and amortization expense	447	603	1,838	1,821
Interest expense	1,291	1,084	3,565	3,176
Interest income	(49)	(8)	(67)	(35)
(Gain)/loss on disposal of property and equipment	30	65	350	108
Loss on impairment of assets	—	—	654	37
Income before income taxes	3,932	26,504	37,548	73,957
Income tax expense	2,528	11,937	17,535	32,829
Net income	$1,404	$14,567	$20,013	$41,128

Net income per common share - basic	$0.02	$0.24	$0.33	$0.67
Weighted average number of shares outstanding - basic	61,078	61,519	61,039	61,423

Net income per common share - diluted	$0.02	$0.24	$0.32	$0.67
Weighted average number of shares outstanding - diluted	61,626	61,942	61,626	61,818

Consolidated Balance Sheets

December 31, 2010 and September 30, 2011

(in thousands, except per share data)

	December 31,	September 30,
	2010	2011
		(unaudited)
Assets
Current assets
Cash and cash equivalents	$26,948	$35,978
Advances and fees receivable, net	205,207	197,164
Deferred income taxes	18,615	18,615
Other current assets	19,869	14,557
Total current assets	270,639	266,314
Restricted cash	3,752	3,649
Property and equipment, net	25,054	22,975
Goodwill	126,914	126,955
Customer lists and relationships, net	2,282	1,602
Other assets	3,011	2,562
Total assets	$431,652	$424,057

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$12,554	$14,538
Accrued liabilities	37,939	31,209
Income tax payable	42	2,401
Accrual for third-party lender losses	5,420	4,552
Current portion of long-term debt	767	542
Total current liabilities	56,722	53,242
Revolving credit facility	111,930	79,122
Long-term debt	3,600	3,190
Deferred income taxes	23,148	23,148
Deferred revenue	890	—
Other liabilities	321	116
Total liabilities	196,611	158,818

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share, 25,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $.01 per share, 250,000 shares authorized; 96,821 shares issued and 62,148 shares outstanding at December 31, 2010; 96,821 shares issued and 62,452 shares outstanding at September 30, 2011	968	968
Paid in capital	290,753	288,194
Retained earnings	203,001	232,508
Accumulated other comprehensive loss	(1,885)	(1,886)
Common stock in treasury (34,673 shares at cost at December 31, 2010; 34,369 shares at cost at September 30, 2011)	(257,796)	(254,545)
Total stockholders’ equity	235,041	265,239
Total liabilities and stockholders’ equity	$431,652	$424,057